EXHIBIT "H"



                             PART 1

Property:      Eugene Island 320

Subject Interest:     An  undivided  66.66667%  interest  in  the
               operating rights, entitling Grantor to not less than a 48.044434% BPO (as defined below) and 43.866698% APO (as defined below) net revenue interest, in the following oil and gas lease:

     Serial No.:         OCS-G-8695
     Dated:              July 1, 1987
     Lessor:             United States of America
     Lessee:             Tenneco Oil Company
     Description:        Block  320,  Eugene  Island  Area,  OCS
                    Leasing Map, Louisiana Map No. 4A, INSOFAR AND ONLY INSOFAR as said lease covers the S/2 of said Block 320 but only as to those depths down to 6,091'

Permitted Encumbrances:

1. Farmout Agreement effective February 28, 1989, as amended, between Chevron USA, Inc., as Farmouter, and Forest Oil Corporation, as Farmoutee. This Agreement sets forth interests before payout ("BPO") and after payout ("APO") as defined therein.

2. Operating Agreement dated February 28, 1989, as amended, by and between Forest Oil Corporation, as Operator, and Harbert
     Energy Corporation, as Non-Operator.

3.   Exploration Agreement dated June 1, 1988, between Forest Oil
     Corporation and Harbert Energy Corporation.

4.   Assignments   dated  May  30,  1989,  between   Forest   Oil
     Corporation  and Jack C. Oeffinger, Trustee Executive  Group
     (89-004 and 89-104).

5.   Gas  Purchase and Sales Agreement dated July 22,  1988,  but
     effective   June  30,  1988  between  Tenneco   Gas   Supply
     Corporation, as Buyer, and Tenneco Oil Company, As Seller.

     A.   Ratification and Amendment dated September 8,
          1988,  between TOC-Gulf Coast ("Seller")  and
          Tenneco Gas Supply Corporation ("Buyer").

     B.   Second  Amendment effective October 31,  1988
          between TOC-Gulf of Mexico, Inc. and TOC-Gulf
          Coast  Inc. ("Seller") and Tenneco Gas Supply
          Corporation ("Buyer").

     C.   Third  Amendment effective November  1,  1988
          between TOC-Gulf of Mexico Inc. ("Seller") and Tenneco Gas Supply Corporation ("Buyer").

6. Production Handling Agreement between Forest Oil Corporation and Santa Fe Energy Resources, Inc.

7.   Assignments   dated  May  30,  1989,  between   Forest   Oil
     Corporation and Jack C. Oeffinger, Trustee (89-004  and  88-
     104).

8.   Letter Agreement between Chevron U.S.A. Inc. and Forest  Oil
     Corporation, et al., dated August 18, 1992.



                             PART 2

Property:      Eugene Island 326

Subject Interest:    An  undivided 100% interest in the operating
               rights, entitling Grantor to not less than i) 72.067% net revenue interest in the E/2 of E/2 and E/2 of W/2 of E/2 and ii) 76.667% net revenue interest in the W/2 of W/2 of E/2, in the following oil and gas lease:

     Serial No.:         OCS-G-5518
     Dated:              July 1, 1983
     Lessor:             United States of America
     Lessee:             Gulf Oil Corporation
     Description:        Block  326,  Eugene  Island  Area,  OCS
                    Leasing Map, Louisiana Map No. 4A, INSOFAR AND ONLY INSOFAR as said lease covers the E/2 of said Block 326 but only as to those depths down to 12,000'

Permitted Encumbrances:

1.   Farmout Agreement dated 2-5-88 between Chevron USA, Grantor,
     Adobe, and Plumb (now Harbert).

2.   Operating Agreement dated 2-5-88 between Grantor, Adobe  and
     Plumb   (now  Harbert)  including  Gas  Balancing  Agreement
     attached thereto as Exhibit E.

3.   Gas  Sales  Contract  effective 2-1-91 between  Grantor  and
     TEMCO.

4.   Oil  &  Condensate Sales Contract effective  1-1-90  between
     Grantor and Chevron USA.

5.   Connection  Agreement  dated  11-1-89  between  Grantor  and
     Marathon Pipeline Co.

6.   Transportation Agreement dated 11-1-89 between  Grantor  and
     Marathon

7.   Connection  Agreement  dated  10-4-89  between  Grantor  and
     Tennessee Gas Pipeline.

8.   Partial  Assignment  of Operating Rights  effective  May  4,
     1988, from Chevron to Grantor, et al.

9.   Assignments  dated  February 24, 1988,  between  Forest  Oil
     Corporation and Jack C. Oeffinger, Trustee (88-009  and  88-
     109), as to E/2 of E/2 and E/2 of W/2 of E/2.



                             PART 3

Property:           Vermilion Block 255

Subject Interest:         An  undivided  20.0%  operating  rights
                    interest, entitling Grantor to not less  than
                    a   16.25%  net  revenue  interest,  in   the
                    following oil and gas lease:

     Serial No.:              OCS-G 1152
     Dated:                   June 1, 1962
     Lessor:                  United States of America
     Lessee:                  Forest Oil Corporation
     Description:             Block  255, Vermilion Area,  South
                         Addition, OCS Leasing Map, Louisiana Map
                         No. 3B, INSOFAR AND ONLY INSOFAR as said lease covers:

                              N/2 of NW/4 of SW/4
                              N/2 of NE/4 of SW/4
                              SE/4 of SW/4 of NW/4
                              S/2 of SE/4 of NW/4

                         limited to the stratigraphic equivalent of the top of the H-2 Sand at a measured depth of 7780' as seen in the OCS-G-1152 #5 ST Well down to the base of the K-5 Sand at a measured depth of 13,085' as seen in the OCS-G-1152 #6 Well.

Permitted Encumbrances:

1. Operating Agreement attached as Exhibit "A" to Geophysical Exploration Agreement dated May 17, 1961 with Hope Natural Gas Company, et al, governing non-unitized operations, per letter agreement dated July 7, 1971 between Forest Oil Corporation and Columbia Gas Development Corporation, et al.

2. Gas Processing Agreement with Exxon dated May 26, 1981, covering Vermilion Block 255 and Block 256 (Bluewater Gas
     Plant).

3.   Assignment  of overriding royalty interest from  Forest  Oil
     Corporation to Dale H. Dorn, Nominee, on behalf  of  certain
     Forest Oil Corporation Executive Employees.



                             PART 4

Property:           Vermilion Block 101

Subject Interest:         An undivided 76.39% leasehold interest,
                    entitling   Grantor  to  not  less   than   a
                    63.65833%  net  revenue  interest,   in   the
                    following oil and gas lease:

     Serial No.:              OCS-G 10658
     Dated:                   July 1, 1989
     Lessor:                  United States of America
     Lessee:                  TXP Operating Company
     Description:             Block  101,  Vermilion  Area,  OCS
                         Leasing  Map,  Louisiana  Map   No.   3,
                         containing  4531.63 acres,  INSOFAR  AND
                         ONLY INSOFAR as said lease covers:

                         1)   the  SW/4 of SE/4 of NW/4  of  said
                              Block 101 from the surface down  to
                              100'  below the base of the  9,300'
                              Sand  at a measured depth of 8,710'
                              as seen in the OCS-G-10658 #1 (B-1)
                              Well, and

                         2)   the  E/2  of NW/4 of SW/4  and  the
                              NW/4  of NE/4 of SW/4 of said Block
                              101  from the surface down to  100'
                              below the base of the 10,300'  Sand
                              at  a  measured depth of 9,136'  as
                              seen  in  the OCS-G-10658 #1  (B-1)
                              Well.

Permitted Encumbrances:

1. Offshore Operating Agreement, dated effective July 1, 1989, between Transco Exploration and Production Company, as
     Operator, and Zilkha Energy Company, as Non-Operator.

2.   Gas  Purchase  Contract,  dated  August  28,  1991,  between
     Transco  Exploration and Production Company, as Seller,  and
     Transco Energy Marketing Company, as Buyer.



                             PART 5

Property:           Vermilion Block 102

Subject Interest:         An  undivided  100.0% interest  in  the
                    operating rights, entitling Grantor to not less than a 83.333333% net revenue interest, in the following oil and gas lease:

     Serial No.:              OCS-G 3393
     Dated:                   January 1, 1977
     Lessor:                  United States of America
     Lessee:                  CNG Producing Co., et al.
     Description:             Block  102,  Vermilion  Area,  OCS
                         Leasing  Map,  Louisiana  Map   No.   3,
                         INSOFAR AND ONLY INSOFAR as said lease covers:

                         1)   SE/4 of NW/4 of NW/4
                              S/2 of NE/4 of NW/4
                              NE/4 of SW/4 of NW/4
                              SE/4 of NW/4
                              W/2 of SW/4 of NE/4

                         limited to the E Sand as seen between the measured depths of 7,366' and 7,460' in the Electric log of the OCS-G-3393 #3
                         (S/T) Well.

                         2)   SW/4 of NE/4 of NW/4
                              NW/4 of SE/4 of NW/4
                              SE/4 of NE/4 of NW/4
                              E/2 of SE/4 of NW/4
                              W/2 of SW/4 of NE/4

                         limited to the F Sand as seen between the measured depths of 7,190' and 7,288' in the Electric log of the CNG V102 OCS-
                         G-3393 #2 Well.

                         3)   E/2 of SW/4 of NW/4
                              SE/4 of NE/4 of NW/4
                              NE/4 of SE/4 of NW/4
                              NW/4 of SW/4 of NE/4

                         limited to the H Sand as seen between the measured depths of 7,935' and 8,046' in the Electric log of the ODECO V102
                         OCS-G-3303 #3 (S/T) Well.


                         4)   E/2 of SW/4 of NW/4
                              NE/4 of SE/4 of NW/4
                              NW/4 of SW/4 of NE/4

                         limited to the J Sand as seen between the measured depths of 8,005' and 8,034' in the OCS-G-3393 #2 Well.

                         5)   E/2 of SE/4 of NW/4
                              NW/4 of SW/4 of NE/4

                         limited to the M-1 Sand as seen between the measured depths of 8,398' and 8,456' in the Electric log of the OCS-G-3303 #3
                         (S/T) Well.

Permitted Encumbrances:       None



                             PART 6

Property       Eugene Island Area, Block 53 SW/4

Subject Interest:    Fifty  percent  (50%)  of  six-sixths  (6/6)
               interest in and to the Operating Rights in the southwest quarter (SW/4) only of that certain Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act bearing Serial Number OCS 0479 dated December 1, 1954 from the United States of America, Department of the Interior, as Lessor, covering all of Block 53, Eugene Island Area as shown on official leasing map, La. Map No. 4, INSOFAR AND ONLY INSOFAR as said Operating Rights cover the depths from the surface down to the stratigraphic equivalent of the base of the CIB Carst Sand as seen in the EI 53 OCS-G-0479 #9 well at a measured depth of 13,092'.

               Together with a like interest in and to that particular Right of Way dated August 28, 1990 from the Minerals Management Service bearing Serial Number OCS-G 12373 being 200 feet in width for the installation, operation and maintenance of a 6-5/8 inch pipeline, 3.6 miles in length from Platform B in Block 53, to a Subsea tie-in with Trunkline Gas Company's 22 inch pipeline (OCS-G 2817) in Block 64, all in the Eugene Island Area.

                    Working Interest              -    50.00%
                    Net Revenue Interest          -    41.67%

                Further burdened by Net Profits Interests equal to:

                    C. Dan Bump              -     1.20%
                    Lawrence J. Cernosek     -     0.80%

Permitted Encumbrances:

1.   Farmout   Agreement  dated  March  9,  1990  from   Pennzoil
     Exploration & Production Co. to Sandefer Offshore Co.

2.   Amendment  Letter to Farmout Agreement with  Pennzoil  dated
     August 10, 1990.

3. Assignment of Operating Rights dated effective March 9, 1990 from Pennzoil Exploration & Production Co. to Sandefer
     Offshore Operating Co.

4.   Joint  Operating  Agreement between Pennzoil  Exploration  &
     Production Co. and Sandefer Offshore Co. dated June 1,  1990 naming Sandefer Offshore Operating Co. as Operator.

5.   That particular Letter Agreement dated July 18, 1990 between
     Sandefer Offshore Operating Co. and Trunkline Gas Company covering transportation of water-saturated gas.

6.   That   particular  Condensate  Separation  Agreement   dated
     January  1,  1991 by and between Trunkline Gas  Company  and
     Sandefer Offshore Operating Co.

7. That particular Liquid Hydrocarbon Transportation Agreement dated January 1, 1991 by and between Trunkline Gas Company and Sandefer Offshore Operating Co.

8.   That  particular Crude Oil Purchase Agreement dated May  26,
     1992  by  and between Amoco Production Company and  Sandefer
     Offshore Operating Co.

9.   That  particular  Assignment of Net Profits  Interest  dated
     December   17,   1990  between  General  Sandefer   Offshore
     Partnership II and Lawrence J. Cernosek (0.80%).

10.  That  particular  Assignment of Net Profits  Interest  dated
     December   17,   1990  between  General  Sandefer   Offshore
     Partnership II and C. Dan Bump (1.20%).



Property       West Cameron Area Block 44

Subject Interest:    All of the Leasehold Interest in and to that
               Oil and Gas Lease bearing Serial Number OCS-G 6566 dated June 1, 1984 from the United States of America, Department of the Interior, as Lessor, to Union Texas Petroleum Corp., and Agip Petroleum Co. Inc., as Lessee, covering that portion of Block 44, West Cameron Area, OCS Leasing Map,
               Louisiana Map No. 1, seaward of the line established pursuant to Section 8(g) of the OCS Lands Act as amended, and described more fully in said lease, from the surface down to the stratigraphic equivalent of the base of the Discorbis B #6 Sand as seen between the measured depths of 9,806' and 9,884' in the Electric log of the Sandefer OCS-G-6566 #2 Well.

                    Working Interest              -    100.00%
                    Net Revenue Interest          -     75.00%

Permitted Encumbrances:

1.   Farmout  Agreement dated January 10, 1989 from  Union  Texas
     Petroleum Corporation and Agip Petroleum Co. Inc. to General
     Sandefer Offshore Partnership.

2.   Assignment  of  Oil and Gas Lease dated May  22,  1989  from
     Union  Texas  Petroleum Corporation and Agip  Petroleum  Co.
     Inc. to General Sandefer Offshore Partnership.

3. That particular Liquid Hydrocarbon Transportation Agreement dated October 1, 1990 by and between Stingray Pipeline
     Company and Sandefer Offshore Operating Co.

4.   That   particular   Operating  Agreement   for   Measurement
     Facilities  dated  July  17, 1990 by  and  between  Stingray
     Pipeline  Company  and Sandefer Offshore Operating  Co.  and
     Amendment Letter of July 12, 1990.

5.   That particular Liquids Purchase Agreement dated January  1,
     1992  by  and  between  Marathon Oil  Company  and  Sandefer
     Offshore Operating Co.

6. That particular Crude Oil Marketing Consulting Agreement dated January 30, 1992 by and between Vision Resources, Inc.
     and Sandefer Offshore Operating Co.

7. That particular Lease Rental Agreement dated August 1, 1993 by and between ISS Compression, Inc. and Sandefer Offshore
     Operating Co.